EXHIBIT 10.55



                               SEVERANCE AGREEMENT
                               -------------------

          SEVERANCE AGREEMENT, dated as of January 31, 1996, among Medicon, Inc., an Illinois corporation (the "Company"), and Alan P. Mintz, M.D. ("Mintz");

          WHEREAS, Mintz was employed by the Company as its Chairman pursuant to that certain employment agreement (the "Employment Agreement"), dated September 6, 1995, between the Company and Mintz;

          WHEREAS, Mintz, pursuant to the letter attached hereto as Exhibit A, resigned as both Chairman and as a member of the board of directors of the Company, effective on December 21, 1995; and

          WHEREAS, Mintz and the Company agree that Mintz' resignation is in the best interests of the Company and, in consideration thereof, the parties hereto desire to enter into this Severance Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE 1.

                              EMPLOYMENT AGREEMENT
                              --------------------

          The parties hereto acknowledge that Sections 8 and 9 of the Employments Agreement shall survive Mintz' resignation and shall continue in full force in accordance with their terms, except that the Noncompete Period (as defined in Section 9 of the Employment Agreement) shall be reduced from five years to three years. Except as set forth above, the parties hereto agree that the Employment Agreement shall be terminated and the provisions thereof shall be of no further force and effect.


                                   ARTICLE 2.

                             LETTER OF CREDIT, ETC.
                             ----------------------

          (a) Mintz acknowledges and agrees that he is not entitled to receive any severance, bonus or other payments from the Company pursuant to the Employment Agreement or otherwise.

          (b) Mintz agrees to forever waive and forego receipt of the outstanding balance of any indebtedness owed to him by the Company for personal funds deposited



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by him in accounts of the Company, as evidenced by that certain letter agreement, dated September 6, 1995, between Mintz and the Company

          (c) Concurrently with the execution and delivery of this Agreement, the Company will surrender the irrevocable letter of credit in the principal amount of $1,706,418.68 delivered by Dr. Alan and Gloria Mintz on September 6, 1995 (the "Original L/C") in exchange for the delivery to the Company by Dr. Alan and Gloria Mintz of a new letter of credit identical in form to the Original L/C, in the principal amount of $1,275,519.77. The Company warrants that it has received no funds as a draw upon the Original L/C.


                                   ARTICLE 3.

                               FINANCIAL REPORTING
                               -------------------

          Until the sale in an offering by the Company of its common stock pursuant to a registration statement on Form S-1 or otherwise under the Securities Act of 1933, as amended, the Company will provide Mintz with monthly unaudited financial statements as well as a statement of new and lost business (with no disclosure as to customer names) that management believes will have a material effect on the Company.


                                   ARTICLE 4.

                     MUTUAL RELEASE AND COVENANT NOT TO SUE
                     --------------------------------------

          The parties hereto hereby fully, finally and forever waive, release and discharge, as applicable, each other, and each other's predecessors, subsidiaries, parent companies, divisions, affiliated corporations, heirs, executors, administrators, past and present officers, directors, agents, shareholders, employees, attorneys, successors and assigns and any or all of them from any and all claims, causes of action, demands, suits, costs, expenses and damages whatsoever, that they now have or hereafter may have of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether at law or in equity, arising out of or relating to (i) the employment by the Company of Mintz or the resignation or termination of such employment, (ii) the conduct of Mintz while acting in his capacity as an officer or director of the Company on or prior to the date hereof or (iii) the settlement of any legal proceedings relating to Unimed, Ltd., et al. v. Alan P. Mintz, M.D., 92 CH 1385. Nothing contained in this Article 4 shall be deemed to extinguish or restrict any of the rights, duties or obligations created by, continued by, or confirmed by Sections 8 and 9 of the Employment Agreement or by the other provisions of this Agreement or any agreements related hereto or to Sections 8 and 9 of the Employment Agreement.



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                                                                            3






          The parties hereto hereby covenant that he or it, as the case may be, will not commence, maintain, participate in or be a party to any lawsuit, action, claim or cause of action against one another in connection with, arising out of or relating to (i) the employment by the Company of Mintz or the resignation or termination of such employment, (ii) the conduct of Mintz while acting in his capacity as an officer or director of the Company on or prior to the date hereof or (iii) the settlement of any legal proceedings relating to Unimed, Ltd., et al. v. Alan P. Mintz, M.D., 92 CH 1385. Nothing in this paragraph, however, shall preclude any action to enforce this Agreement or Sections 8 and 9 of the Employment Agreement.


                                   ARTICLE 5.

                                 MISCELLANEOUS
                                 -------------

          (a)  Binding upon Successors.  This Agreement shall inure to the
               -----------------------
benefit of and be binding upon the successors and assigns of the parties hereto.

          (b)  Representation by Counsel.  Each party acknowledges that it has
               -------------------------
been represented by independent legal counsel of its own choice through all of the negotiations which preceded the execution of this Agreement and that it has executed this Agreement with the consent and upon the advice of such independent legal counsel.

          (c)  Understanding of Agreements.  Each party acknowledges that it has
               ---------------------------
read this Agreement and assents to all of the terms and conditions contained herein without any reservation whatsoever and that it has had the same explained by counsel, who have answered any and all questions which have been asked with regard to the meaning of any of the provisions hereof.

          (d)  Publicity: Announcements.  Except to the extent required by law,
               ------------------------
without the prior written consent of the other parties hereto, (i) all publicity related to this Agreement and the agreements related hereto, the terms hereof and thereof and the transactions contemplated hereby and thereby shall be subject to the mutual approval of all the parties hereto, and (ii) none of the parties hereto nor anyone acting on their behalf shall issue or make any public announcement or public communication related to this Agreement or any agreement related hereto, the terms hereof or thereof or the transactions contemplated hereby or thereby. To the extent any party is required by applicable law or regulation to disclose publicly or make any public announcement of the terms of this Agreement or any agreement related hereto and the transactions contemplated hereby or thereby, such party shall, to the extent practicable, give the other parties reasonable, actual prior notice of such disclosure.

          (e)  Notices.  All notices and other communications hereunder shall be
               -------
made in writing and shall be by telecopier, courier service or personal delivery:



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                                                                          4



                    (i)  If to the Company:

                         Medicon, Inc.
                         40 Skokie Boulevard
                         Northbrook, Illinois 60062-1618
                         Telecopier No.:  708-559-6900
                         Attention:  Chief Executive Officer

                         With a copy to:

                         Paul, Weiss, Rifkind, Wharton & Garrison
                         1285 Avenue of the Americas
                         New York, New York 10019-6064
                         Telecopier No.:  212-757-3990
                         Attention:  Bruce A. Gutenplan, Esq.

                    (ii) If to Mintz:

                         Alan P. Mintz, M.D.
                         1140 Sheridan Road
                         Glencoe, Illinois 60022
                         Telecopier No.:  847-835-2050

                         With a copy to:

                         Robbins, Salomon & Patt, Ltd.
                         Suite 1000
                         26 East Washington Street
                         Chicago, Illinois 60602
                         Telecopier No.: 312-782-6690
                         Attention:  James M. DeZelar, Esq.

          (f)  Entire Agreement:  Modifications.  This Agreement and the
               --------------------------------
agreements related hereto (including Sections 8 and 9 of the Employment Agreement) contain the entire agreement among the parties with respect to the subject matter hereof, and such agreements supersede all prior agreements, written or oral, whether binding or non-binding, among any of the parties hereto, with respect to the subject matter hereof. No representations, warranties or inducements have been made to the parties hereto or to their counsel concerning this Agreement and the agreements related hereto other than those representations, warranties and covenants contained herein and in the agreements related hereto. No waiver, modification or amendment of the terms of this Agreement (or further waiver, modification or amendment of Sections 8 and 9 of the Employment Agreement) shall be valid unless in writing signed by the party to be charged and only to the extent therein set forth. Any failure by any party to insist upon the strict



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                                                                             5




performance by any other party of any of the provisions of this Agreement, or of Sections 8 and 9 of the Employment Agreement, shall not be deemed a waiver of any of the provisions hereof and thereof, and such party, notwithstanding such failure shall have the right thereafter to insist upon the strict performance of any and all of the provisions hereof or thereof to be performed by such other party.

          (g)  Headings.  The headings contained in this Agreement are inserted
               --------
only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

          (h)  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Illinois, without regard to the principles of conflicts of law of such State.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.



                                   __________________________________________
                                             Alan P. Mintz, M.D.



                                   MEDICON, INC.


                                   By:         /s/ Carl R. Adkins
                                      -------------------------------------
                                       Name:   Carl Adkins
                                       Title:  President/CEO



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                                                                              6





performance by any other party of any of the provisions of this Agreement, or of Sections 8 and 9 of the Employment Agreement, shall not be deemed a waiver of any of the provisions hereof and thereof, and such party, notwithstanding such failure shall have the right thereafter to insist upon the strict performance of any and all of the provisions hereof or thereof to be performed by such other party.

          (g)  Headings.  The headings contained in this Agreement are inserted
               --------
only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

          (h)  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Illinois, without regard to the principles of conflicts of law of such State.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.



                                         /s/ Alan P. Mintz, M.D.
                                     ----------------------------------------
                                             Alan P. Mintz, M.D.



                                   MEDICON, INC.


                                   By:_______________________________________
                                        Name:
                                        Title:



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                                  EXHIBIT A



January 30, 1996



Board of Directors
Medicon, Inc.
40 Skokie Blvd.
Northbrook, IL 60062

Gentlemen:

Please accept this letter as my resignation as Chairman and as a member of the Board of Directors of Medicon effective December 21, 1995, in order to pursue other business and personal interests. This decision is made with great difficulty, as I will immediately miss my association with the Company, investors, officers, and employees, as well as the opportunity to participate directly in the decisions ahead as the Company continues its course of dynamic growth.

I extend my personal best wishes for the Company's future growth and success.

Sincerely,

 /s/ Alan P. Mintz, M.D.

Alan P. Mintz, M.D.
1140 Sheridan Road
Glencoe, IL 60022

cc:  Carl Adkins, M.D., President and Chief Executive Officer